                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                               NEW GRANCARE, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                                         95-4336136
                --------                                     ----------------
(State of Incorporation or Organization)                     (I.R.S. Employer
                                                            Identification No.)

             One Ravinia Drive
                Suite 1500
             Atlanta, Georgia                                      30346
-------------------------------------------                     -----------
 (Address of Principal Executive Offices)                        (Zip Code)


If this form relates to the            If this form relates to the
registration of a class of             registration of a class of debt
debt securities and is                 securities and is to become
effective upon filing pursuant         effective simultaneously with the
to General Instruction A(c)(1),        effectiveness of a concurrent
please check the following             registration statement under the
box [ ]                                Securities Act of 1933 pursuant to
                                       General Instruction A(c)(2),
                                       please check the following box [ ]


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

         Title of Each Class                 Name of Each Exchange on Which
         to be so Registered                 Each Class is to be Registered
         -------------------                 ------------------------------

Common Stock, par value $.001 per share          New York Stock Exchange

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                     None

--------------------------------------------------------------------------------
  This Registration Statement contains a total of 3 pages. Certain exhibits are incorporated in this Registration Statement by reference to the Registrant's Registration Statement on Form S-1 filed concurrently herewith.
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

       The Registrant hereby incorporates by reference herein the description of the Registrant's Common Stock, par value $.001 per share (the "Common Stock"), appearing under the caption, "Description of Capital Stock," in the Prospectus contained in the Registrant's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission concurrently herewith (the "Registration Statement"), as such section may be amended at the time the Registration Statement is declared effective. The Company's Certificate of Incorporation and Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to the Registration Statement.

ITEM 2.  EXHIBITS

       The following exhibits are incorporated by reference into this Registration Statement.

       2(a) Registration Statement on Form S-1 of the Registrant filed concurrently herewith.

       2(b) Certificate of Incorporation of the Registrant./1/

       2(c) Bylaws of the Registrant./2/

       2(d) Specimen of Common Stock Certificate./3/




--------------------
/1/    Incorporated herein by reference to Exhibit 3.1 of the Registration
       Statement.

/2/    Incorporated herein by reference to Exhibit 3.2 of the Registration
       Statement.

/3/    Incorporated herein by reference to Exhibit 4.1 of the Registration
       Statement.
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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                               NEW GRANCARE, INC.
                                               (Registrant)


                                               By: /s/ Jerry A. Schneider
                                                  -----------------------------

                                               Its: Vice President
                                                   ----------------------------


Dated:  December 31, 1996